                                                                  EXHIBIT (9)(d)



                          SUBTRANSFER AGENCY AGREEMENT
                          ----------------------------

                 This Agreement is made this 18TH day of November, 1987, between PROVIDENT NATIONAL BANK, Philadelphia, Pennsylvania, ("PROVIDENT"), as Transfer Agent, and THE NORTHERN TRUST COMPANY, an Illinois corporation, of Chicago, Illinois ("NORTHERN"), as Subtransfer Agent.

                                   WITNESSETH
                                   ----------

                 WHEREAS, PROVIDENT is the Transfer Agent for units of beneficial interest of the MUNICIPAL FUND FOR TEMPORARY INVESTMENT (the "MUNI FUND"), a no-load, open-end diversified management investment company organized as a common law trust under the laws of the Commonwealth of Pennsylvania on March 30, 1981 pursuant to an Amended and Restated Custodian and Services Agreement dated November 24, 1982 as revised on April 13, 1983, January 12, 1984, November 1, 1984, May 9, 1986 and October 26, 1987;

                 WHEREAS, MUNI FUND issues various units of beneficial interests ("Shares") including the MUNI FUND Shares and the MUNI CASH Shares:

                 WHEREAS, NORTHERN is acting as Investment advisor and Custodian of THE BENCHMARK TAX-EXEMPT FUND ("BENCHMARK") an open-end diversified management investment company established as a Massachusetts business trust under an Agreement and Declaration of Trust dated July 15, 1982, pursuant to separate Advisory and Custodian Agreement with BENCHMARK dated May 19, 1983;

                 WHEREAS, NORTHERN, as Investment Advisor to BENCHMARK, desires to purchase MUNI FUND Shares and MUNI CASH Shares from time to time for the purpose of temporarily investing the short-term cash of BENCHMARK on a tax-exempt basis so as to the obviate the need to invest in taxable instruments;

                 WHEREAS, NORTHERN, as Custodian for BENCHMARK, seeks to comply with Section 17(f) of the Investment Company Act of 1940 and the Rules issued thereunder and to establish an efficient method for obtaining stock certificates or interim receipts for MUNI FUND Shares or MUNI CASH Shares which may be purchased form time to time by BENCHMARK;

                 NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follow:

                 1.       Appointment.

                          PROVIDENT hereby appoints NORTHERN as Subtransfer
Agent to provide the subtransfer agency services contemplated hereby with respect to MUNI FUND Shares and MUNI CASH Shares to be purchased form time to time by BENCHMARK.

                 2.       Issuance of Master Stock Certificate.

                          PROVIDENT shall issue to BENCHMARK Master Stock
Certificate and Schedule of Ownership (in substantially the form set forth in Exhibit A and Exhibit B) and will instruct NORTHERN, as Subtransfer Agent, with respect to recording on the Schedule of Ownership of the number of MUNI FUND Shares or MUNI CASH Shares owned by BENCHMARK.

                 3.       Purchase and Redemption of Shares.

                          (a)  NORTHERN, as Investment Advisor to BENCHMARK,
shall transmit purchase orders and redemption requests for MUNI FUND Shares or MUNI CASH Shares in accordance with procedures described in the then current prospectus of the MUNI FUND Shares or MUNI CASH Shares, as the case may be.

                          (b)  NORTHERN, as Custodian for BENCHMARK, shall hold
the Master Stock Certificate for MUNI FUND Shares or MUNI CASH Shares issued by PROVIDENT in accordance with the requirements of the Investment Company Act of 1940 and the Rules issued thereunder, subject to a certain Rule 17d-1 no action letter. See THE NORTHERN TRUST COMPANY (available June 2, 1983).

                          (c)  NORTHERN, as Subtransfer Agent, shall provide
PROVIDENT with written notice of the names of the officers or other responsible employees who have authority to make entries on the Schedule of Ownership and PROVIDENT may rely upon such written notice.

                          (d)  PROVIDENT, in lieu of issuing stock certificates
as a result of each purchase by BENCHMARK, shall notify NORTHERN, as Subtransfer Agent, of the number of MUNI FUND Shares or MUNI CASH Shares to be recorded on the Schedule of Ownership on each day that (i) BENCHMARK'S ownership of MUNI FUND Shares or MUNI CASH Shares (as the case may be) changes, and (ii) both PROVIDENT AND NORTHERN are open for business.


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
                          (e)  PROVIDENT shall confirm all oral purchase orders
and redemption requests in the manner provided in the current prospectus when certificates are not issued.

                 4.       Notices.

                          Notices and other writings delivered or mailed
postage prepaid to PROVIDENT, c/o Provident Financing Processing, P.O. Box 8950, Wilmington, Delaware 19899 or to NORTHERN, 50 South LaSalle Street, Chicago, Illinois 60675, ATTENTION: Robert M. Matasar, B-5, or such other address as PROVIDENT or NORTHERN may hereafter specify by written notice to the most recent address specified by the party to whom such notice is addressed, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

                 5.       Indemnification.

                          NORTHERN represents that it presently is and intends
to remain, in full compliance with applicable law with respect to the transactions contemplated by this Agreement. NORTHERN agrees to indemnify and hold PROVIDENT and the MUNI FUND harmless from any loss, cost or expense incurred by reason of the failure of NORTHERN to be and remain in full compliance with such law.

                 6.       Records.

                          The books and records pertaining to the MUNI FUND
which are in the possession of NORTHERN in its capacity as Subtransfer Agent hereunder shall be the property of the MUNI FUND. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable rules and regulations.
PROVIDENT, the MUNI FUND, or the MUNI FUND'S authorized representatives, shall have access to such books and records at all times during NORTHERN'S normal business hours. Upon the reasonable request of PROVIDENT, copies of any such books and records shall be provided by NORTHERN to PROVIDENT, the MUNI FUND, or the MUNI FUND'S authorized representatives at the MUNI FUND'S expense. In the event of any discrepancy between records maintained by PROVIDENT, and those maintained by NORTHERN, the records maintained by PROVIDENT shall be rebuttably presumptive evidence of the number of MUNI FUND Shares or MUNI CASH Shares, owned by BENCHMARK.

                 7.       Amendment and Termination.

                          (a)  This Agreement may not be amended except by an
instrument in writing signed by both parties.

                          (b)  This Agreement may be terminated by either party
at any time by written notice to the other party. Redemption of all shares of the MUNI FUND owned by BENCHMARK on any day shall not automatically terminate this Agreement.

                          (c)  this Agreement shall not be effective until
signed by both parties and consented to by MUNI FUND.

                 IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.



                                PROVIDENT NATIONAL BANK

                                By:
                                   --------------------------
                                    As its



                                THE NORTHERN TRUST COMPANY

                                By:
                                   --------------------------
                                    As its


                                Receipt of and Consent to
                                the foregoing instrument is hereby
                                acknowledged and Provident is
                                instructed to enter into this
                                Agreement


                                MUNICIPAL FUND FOR TEMPORARY
                                INVESTMENT

                                By:
                                   --------------------------
                                   As its

                                   EXHIBIT A

                              MUNI FUND SHARES OF
                    MUNICIPAL FUND FOR TEMPORARY INVESTMENT
                         MASTER STOCK CERTIFICATE NO. 1


         THE BENCHMARK TAX-EXEMPT FUND is the owner of record of the number of the MUNI FUND SHARES indicated in the Schedule of Ownership incorporated herein as though it was a part hereof, subject to the terms of an Agreement dated November 18, 1987, between PROVIDENT NATIONAL BANK, as Transfer Agent and THE NORTHERN TRUST COMPANY, as Subtransfer Agent.

         This Master Stock Certificate is non-transferable. In the event of any discrepancy between the number of shares shown on the Schedule of Ownership and the books and records of PROVIDENT NATIONAL BANK as Transfer Agent of the MUNICIPAL FUND FOR TEMPORARY INVESTMENT, the books of PROVIDENT NATIONAL BANK shall be rebuttably presumptive evidence of the number of MUNI FUND Shares owned by BENCHMARK TAX-EXEMPT FUND.
         IN WITNESS WHEREOF, the MUNICIPAL FUND FOR TEMPORARY INVESTMENT has caused this Master Stock Certificate to be signed by its duly authorized officer and attested by an Assistant Secretary.

                          Dated:  November 18, 1987




ATTEST:                                     MUNICIPAL FUND FOR TEMPORARY
                                            INVESTMENT

---------------------------                 ----------------------------
                                            (Name and Title)

                             SCHEDULE OF OWNERSHIP

                                MUNI FUND SHARES


          Shares    Authorized            Shares       Authorized
Date       Held      Initials     Date      Held        Initials
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                                      -8-

                                   EXHIBIT B

                              MUNI CASH SHARES OF
                    MUNICIPAL FUND FOR TEMPORARY INVESTMENT
                         MASTER STOCK CERTIFICATE NO. 1




         THE BENCHMARK TAX-EXEMPT FUND is the owner of record of the number of the MUNI FUND SHARES indicated in the Schedule of Ownership incorporated herein as though it was a part hereof, subject to the terms of an Agreement dated November 18, 1987, between PROVIDENT NATIONAL BANK, as Transfer Agent and THE NORTHERN TRUST COMPANY, as Subtransfer Agent.

         This Master Stock Certificate is non-transferable.
         In the event of any discrepancy between the number of shares shown on the Schedule of Ownership and the books and records of PROVIDENT NATIONAL BANK as Transfer Agent of the MUNICIPAL FUND FOR TEMPORARY INVESTMENT, the books of PROVIDENT NATIONAL BANK shall be rebuttably presumptive evidence of the number of MUNI FUND Shares owned by BENCHMARK TAX-EXEMPT FUND.
         IN WITNESS WHEREOF, the MUNICIPAL FUND FOR TEMPORARY INVESTMENT has caused this Master Stock Certificate to be signed by its duly authorized officer and attested by an Assistant Secretary.

                          Dated:  November 18, 1987




ATTEST:                            MUNICIPAL FUND FOR TEMPORARY
                                   INVESTMENT


---------------------------        ----------------------------
                                    (Name and Title)

                             SCHEDULE OF OWNERSHIP

                                MUNI CASH SHARES

          Shares    Authorized             Shares      Authorized
Date       Held      Initials     Date      Held        Initials
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